Exhibit 99.1

AMERICAN GREETINGS CHIEF FINANCIAL OFFICER
RESIGNS TO JOIN IMG

CLEVELAND (January 11, 2005) – American Greetings Corporation (NYSE: AM) today announced the resignation of Chief Financial Officer Bob Ryder, effective January 28, 2005. Ryder, who joined the company in September 2002, has accepted a position as Executive Vice President, Chief Financial and Administrative officer of IMG.

Zev Weiss, Chief Executive Officer said, “Bob has played an important role on the team that has driven significant improvements throughout our business. He’s helped improve our balance sheet and grow cash flow, has built a strong finance and accounting team and significantly enhanced processes and disciplines. That team and those processes will ensure the continued excellence of our financial operation. While I’m sorry to see Bob go, I recognize he’s moving into a broader role at IMG.”

Bob Ryder said, “The decision to leave American Greetings was very difficult as I found my time working with the AG management team implementing our many improvements very rewarding. Within finance specifically, we have reorganized around strong leaders and greatly increased functionality. It is very difficult to leave this team behind. However, the prospect of working with IMG and Forstmann Little and the opportunity to participate in the ownership structure was too great to pass up.”

IMG is the world’s premier sports and lifestyle marketing and management company, and was purchased by privately-held investment firm Forstmann Little & Co. in late 2004.

American Greetings has retained Korn/Ferry International to conduct a search for Mr. Ryder’s successor. In the interim, the majority of Mr. Ryder’s responsibilities will be assumed jointly by Stephen Smith, Vice President, Treasurer and Investor Relations and Joseph Cipollone, Vice President and Corporate Controller. Both will report directly to Weiss. Catherine Kilbane, Senior Vice President, General Counsel and Secretary and a direct report to Weiss, will assume responsibility for the tax and audit functions.

About American Greetings Corporation
American Greetings Corporation (NYSE: AM) is one of the world’s largest manufacturers of social expression products. Along with greeting cards, its product lines include gift wrap, party goods, candles, stationery, calendars, educational products, ornaments and electronic greetings. Located in Cleveland, Ohio, American Greetings generates annual net sales of approximately $2 billion. For more information on the Corporation, visit http://corporate.americangreetings.com.

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CONTACT:
Stephen J. Smith
VP, Treasurer and Investor Relations
(216) 252-4864
investor.relations@amgreetings.com

The statements contained in this release that are not historical facts, including statements regarding the continued excellence of the Corporation’s financial operation, are forward looking statements. Forward-looking statements are generally identified by words such as “believes,” “anticipates,” “expects,” “plans,” “should,” “estimates” and similar expressions. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those stated or implied in our forward-looking statements, include but are not limited to: retail bankruptcies and consolidations, successful integration of acquisitions, successful transition of management, a weak retail environment, consumer acceptance of products as priced and marketed, the impact of technology on core product sales, competitive terms of sale offered to customers, successfully implementing supply chain improvements and achieving projected cost savings from those improvements, and the Corporation’s ability to comply with its debt covenants. Risks pertaining specifically to the Corporation’s interactive business segment include the viability of online advertising and subscriptions as revenue generators and the public’s acceptance of online greetings and other social expression products.

In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Corporation’s periodic filings with the Securities and Exchange Commission.

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